UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant ☒

Filed by a Party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement.

☐	Definitive proxy statement.

☒	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-b(e)(2))

Lord Abbett Securities Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Approved - Solicitation Script

Lord Abbett Small Cap Blend Fund
July 12, 2013
888-991-1294

Inbound Greeting:
“Thank you for calling the Broadridge Proxy Services Center for Lord Abbett Small Cap Blend Fund. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?”

Outbound Greeting:
“Hello is Mr. /Ms. _____________ available please?”

“Hi Mr. /Ms _____________, my name is <Agent Name> and I am calling on behalf of Lord Abbett Small Cap Blend Fund on a recorded line. Recently we sent you proxy materials for the Special Meeting of Shareholders to be held on July 12, 2013 and have not received your vote. ”

Voting:
“Your Fund’s Board recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendation of the Board?”

“Would you like to vote all of your accounts accordingly?”

“Thank you, I am recording your (for, against, abstain) vote. For confirmation purposes, please state your full name.”

“And according to our records, you currently reside in (read city, state, and Zip Code)?
To ensure we have the correct street address for the confirmation, please state your street address.”

“Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll free number listed on the confirmation.”

“Mr./Ms. (Shareholder’s Last Name), your vote is important and your time is appreciated.
Thank you and have a good (day, evening, night).”

If Unsure of voting or does not want to vote along with the recommendation of the Board:

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“Would you like me to review the proposal with you?” (After review, ask them if they would like to vote now over the phone).

If Not Received/Requesting material to be re-mailed:
“I can resend the proxy materials to you, or I can review the proposal with you and record your vote now by phone.” (pause for response)

After review, ask them if they would like to vote now over the phone.

“Your Board recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendation of the Board?”

If they don’t want proposal reviewed:

“Do you have an email address that the proxy materials can be sent to?” (If yes, enter the email address in the notes and read it back phonetically to the shareholder)

“Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 888-991-1294.”

If Not Interested:
 (Use rebuttal) “I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is important. Please fill out and return your proxy card at your earliest convenience. You can also vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening. ”

ANSWERING MACHINE MESSAGE:
“Hello, my name is <Agent Name> and I’m a proxy voting specialist calling on behalf of Lord Abbett Small Cap Blend Fund. You should have received proxy materials about the Special Meeting of Shareholders to be held on July 12, 2013.”

“Your vote is important. Please sign, date and promptly mail your proxy card in your postage prepaid envelope. To vote over the Internet at any time please see the instructions in the proxy

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materials. If you have any questions, would like to vote over the phone or need new proxy materials, call toll-free at 888-991-1294 Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Voting takes just a few moments. Thank you for your vote.”

AUTOMATED ANSWERING MACHINE MESSAGE:
“Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of Lord Abbett Small Cap Blend. You should have received proxy materials about the Special Meeting of Shareholders to be held on July 12, 2013.
Your vote is important. Please sign, date and promptly mail your proxy card in the postage prepaid envelope. To vote over the Internet at any time please see the instructions in the proxy materials. If you have any questions, would like to vote over the phone or need new proxy materials, call toll-free at 888-991-1294 Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Voting takes just a few moments. Thank you for your vote.”

INBOUND - CLOSED RECORDING:
“Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours, which are Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE:
“Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. If you would like to vote now and you have your proxy card, you can vote online at www.proxyvote.com using the control number listed on the card. Otherwise, please continue to hold and your call will be answered in the order in which it was received.”

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END OF CAMPAIGN MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your Lord Abbett Fund, please contact your Financial Advisor or call the Lord Abbett Funds at 1-888-522-2388. Thank you for investing in the Lord Abbett Funds.”

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Small Cap Blend Fund (LSBAX) - Class A

Share Class A

Proposed Reorganization

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Summary | Performance | Portfolio | Dividends & Cap Gains | Fees & Expenses | Fund Review

What is the Small Cap Blend Fund?

Goal & Strategy

The goal of this Fund is long-term growth of capital through investing in stocks of small U.S. companies. This Fund seeks companies with improving fundamentals and attractive growth prospects and has the flexibility to shift its allocation across the small cap universe depending on the anticipated economic environment.

Fund Basics

Ticker	**LSBAX**
CUSIP	54400M104
Fund Number	587
Inception Date	06/26/2001
YTD Returns at NAV (as of 05/16/2013)	11.40%
Dividend Frequency	Annually
Expense Ratio (as of 04/30/2013)	1.36%

Price (as of 05/16/2013)

	Price ($)	Change ($)	Change (%)
NAV	18.56	-0.05	-0.27
MOP	19.69	-0.06	-0.30
52-Week High & Low at NAV ($)			
High (05/15/2013)			18.61
Low (06/04/2012)			14.47

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FUND DOCUMENTS

- Summary Prospectus
- Prospectus
- Prospectus (XBRL)
- SAI
- Annual Report
- Semi-Annual Report
- Fact Sheet

RELATED CONTENT

Need Help?

May 22, 2013

Dear Home Office Contact:

Lord Abbett Small Cap Blend Fund Merger into Lord Abbett Value Opportunities Fund

Lord Abbett regularly evaluates its mutual fund offerings in an effort to provide the highest quality investment experience for our clients. As part of this ongoing review, the Board of Trustees for Lord Abbett Small Cap Blend Fund has approved a proposal to merge the Fund into Value Opportunities Fund. The merger requires the approval of shareholders of Small Cap Blend Fund. Lord Abbett believes this merger will benefit Small Cap Blend Fund shareholders by enabling them to pursue a substantially similar objective, but as part of a larger fund with a broader market cap range and lower overall expenses.

Shareholders of Small Cap Blend Fund will be asked to vote on this proposal at a meeting scheduled to be held on July 12, 2013. Shareholders of Value Opportunities Fund will not be solicited because their approval or consent is not necessary for the merger to proceed. If the merger is completed, Small Cap Blend Fund shareholders will become shareholders of Value Opportunities Fund. They will receive Value Opportunities Fund shares of the same class with a total value equal to their investment in Small Cap Blend Fund. The merger is expected to be a tax-free reorganization for federal income tax purposes, and shareholders will not be charged any sales charges, commissions, or other fees in connection with it. If approved, the merger is expected to take place on July 19, 2013 or as soon as possible after the July 12th shareholder meeting.

Additionally, in order to accommodate shareholders who would prefer to remain in a pure small cap strategy, Lord Abbett Developing Growth Fund and Lord Abbett Small Cap Value Fund, which generally are closed to new investors, are available for purchase through a special exchange privilege by shareholders of Small Cap Blend Fund who:

•	Own shares of Small Cap Blend Fund on or after the February 28, 2013; and
•	Exchange shares of Small Cap Blend Fund for shares of the same class of Developing Growth Fund or Small Cap Value Fund, or both.

In the coming weeks, a shareholder proxy mailing will provide more information about the proposed merger and Value Opportunities Fund. If you would like to receive a copy of the proxy materials or other Fund materials, or if you have any other questions regarding the merger, please contact us at 888-522-2388.

Sincerely,

(Name of Key Account RM)